As filed with the Securities and Exchange Commission on March 20, 1997.
                                        Registration No. 33-52503

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Freeport-McMoRan Copper & Gold Inc.
          (Exact name of registrant as specified in its charter)


                              1615 Poydras Street
      Delaware           New Orleans, Louisiana  70112        74-2480931
  (State or other                (504) 582-4000            (I.R.S. Employer
  jurisdiction of        (Address, including zip code,    Identification No.)
 incorporation or        and telephone number, including
  organization)          area code, of the registrant's
                           principal executive office)



                            Henry A. Miller, Esq.
                     Freeport-McMoRan Copper & Gold Inc.
                      Vice President and General Counsel
                             1615 Poydras Street
                        New Orleans, Louisiana  70112
                                (504) 582-4000
           (Name, address, including zip code, and telephone number,
         including area code, of agent for service of registrant)


                                  Copies to:

                           William B. Masters, Esq.
                     Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                            201 St. Charles Avenue
                        New Orleans, Louisiana  70170


       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.



           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]



       This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to Section 8(c), may determine.


                                Deregistration

      In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, Freeport-McMoRan Copper & Gold Inc. ("FCX") has filed this Post-Effective Amendment No. 1 to remove from registration the securities registered under this Registration Statement which remain unsold at the termination of the offering of those securities.

      FCX hereby removes from registration all Special Stock (including Class A Common Stock) registered by FCX in this Registration Statement.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on the 19th day of March, 1997.


                                      Freeport-McMoRan Copper & Gold Inc.
                                      (Registrant)


                                      By: /s/ James R. Moffett
                                          ________________________________
                                                  James R. Moffett
                                               Chairman of the Board
                                            and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on March 19, 1997.

Signature                           Title

  /s/ James R. Moffett              Chairman of the Board, Chief
-----------------------------       Executive Officer and Director
      James R. Moffett              (Principal Executive Officer)

  /s/ Richard C. Adkerson           Executive Vice President and Chief
-----------------------------       Financial Officer (Principal
      Richard C. Adkerson           Financial Officer)

  /s/ Michael A. Weaver             Controller - Financial Reporting
-----------------------------       (Principal Accounting Officer)
      Michael A. Weaver

  /s/ Robert W. Bruce III           Director
-----------------------------

  /s/ R. Leigh Clifford             Director
-----------------------------
      R. Leigh Clifford

  /s/ Leon A. Davis                 Director
-----------------------------
      Leon A. Davis

  /s/ Robert A. Day                 Director
-----------------------------
      Robert A. Day

 /s/ William B. Harrison, Jr.       Director
-----------------------------
    William B. Harrison, Jr.

  /s/ J. Bennett Johnston           Director
-----------------------------
      J. Bennett Johnston

  /s/ Henry A. Kissinger            Director
-----------------------------
      Henry A. Kissinger

  /s/ Bobby Lee Lackey              Director
-----------------------------
      Bobby Lee Lackey

  /s/ Rene L. Latiolais             Director
-----------------------------
      Rene L. Latiolais

  /s/ Gabrielle K. McDonald         Director
-----------------------------
     Gabrielle K. McDonald

             *                      Director
-----------------------------
     George A. Mealey


  /s/ George Putnam                 Director
-----------------------------
      George Putnam

  /s/ B.M. Rankin, Jr.              Director
-----------------------------
     B.M. Rankin, Jr.

              *                     Director
-----------------------------
      Wolfgang F. Siegel

  /s/ J. Taylor Wharton             Director
-----------------------------
      J. Taylor Wharton

  /s/ Ward W. Woods, Jr.            Director
-----------------------------
      Ward W. Woods, Jr.


*By: /s/ James R. Moffett
    -------------------------
        James R. Moffett
        Attorney-in-Fact